SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): September 4, 2001


                                  IWERKS ENTERTAINMENT, INC.
                      (Exact Name of Registrant as Specified in Charter)

    Delaware                            0-22558                    95-4439361
 (State or Other               (Commission File Number)           (IRS Employer
 Jurisdiction of                                                 Identification
 Incorporation)                                                      Number)

                            4520 West Valerio Street
                         Burbank, California 91505-1045
               (Address of Principal Executive Offices) (Zip Code)

                                 (818) 841-7766
              (Registrant's telephone number, including area code)

        ITEM 5. OTHER EVENTS

        We (the Registrant), SimEx, Inc., an Ontario corporation ("SimEx"), and SimEx Acquisition Corporation ("Acquisition Co."), a Delaware corporation and a wholly owned subsidiary of SimEx, have entered into an agreement and plan of merger pursuant to which SimEx will acquire all of the outstanding shares of our common stock for a total cash consideration of US $2.25 million. Immediately prior to the effective time of the merger, each issued and outstanding share of our common stock (other than shares of common stock held in our treasury which are to be cancelled at the effective time of the merger) will be converted into the right to receive a ratable portion of the US $2.25 million equal to the quotient obtained by dividing (i) US $2.25 million by (ii) the number of shares of our common stock immediately outstanding prior to the effective time of the merger. At September 10, 2001, we have 3,449,303 shares of common stock issued and outstanding (not including issued and outstanding shares of common stock held in our treasury), 105,000 shares of common stock underlying "in-the-money" options, warrants or other convertible securities, and 732,168 shares of common stock underlying "out-of-the-money" options, warrants or other convertible securities. Assuming the exercise or conversion of all "in-the-money" securities prior to the effective time of the merger, the per share consideration to be offered to our stockholders will be approximately US $0.63.

        The merger is subject to stockholder approval and other customary closing conditions. If the merger is consummated, we will become a wholly owned subsidiary of SimEx. In connection with the merger agreement, each of our directors and our chief financial officer have entered into Voting Agreements to, among other matters, vote their shares in favor of the approval of the merger agreement and the transactions contemplated thereby, and have granted to officers of SimEx an irrevocable proxy to vote their shares in favor of the merger, at a forthcoming meeting of our stockholders.

        In connection with the merger agreement, we entered into a Rights Agreement Amendment with U.S. Stock Transfer Corporation (the "Rights Agent") dated as of August 31, 2001 amending our Rights Agreement dated as of May 22, 1995, as amended, (the "Rights Agreement") between us and the Rights Agent. The amendment provides that no Person (as defined in the Rights Agreement) will become an Acquiring Person (as defined in the Amendment) as a result of entering into, performing the terms of, or consummating the transactions contemplated by:

        o       the merger agreement, or
        o       the voting agreements.

        The amendment also provides that a Distribution Date (as defined in the Rights Agreement) will not be deemed to have occurred solely as a result of:

        o the approval, execution and delivery of the merger agreement or the voting agreements, or
        o the consummation of the merger or the performance of the terms of the voting agreements.

        Except as expressly amended by the Amendment, the Rights Agreement remains in full force and effect in accordance with its terms.

        Reference is made to the press release of Registrant, issued on September 4, 2001 relating to the agreement and plan of merger and the transactions contemplated thereby, and a copy of the agreement and plan of merger, the form of Voting Agreement, and the Rights Agreement Amendment, each of which contains information meeting the requirements of this Item 5, and which are incorporated herein by this reference. Copies of the agreement and plan of merger, the Rights Agreement Amendment, the form of Voting Agreement, and the press release are attached to this form 8-K as Exhibits 2.1, 4.1, 10.1, and 99.1, respectively.

        ITEM 7. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND
EXHIBITS

        (c)  EXHIBITS.
             The following exhibits are filed with this report on Form 8-K:

             Exhibit 2.1. Merger Agreement by and among the Registrant, SimEx, Inc., an Ontario corporation, and SimEx Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of SimEx, dated as of August 31, 2001.

             Exhibit 4.1 Rights Agreement Amendment by and between the Registrant and U.S Stock Transfer Corporation, dated as of August 31, 2001.

             Exhibit 10.1   Form of Voting Agreement.

             Exhibit 99.1   Press Release of Registrant dated September 4, 2001.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


September 10, 2001                          IWERKS ENTERTAINMENT, INC


                                            By:    /S/ JEFF DAHL
                                                -------------------------------
                                                   Jeff Dahl
                                                   Executive Vice President and
                                                   Chief Financial Officer